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                                                                     EXHIBIT 5.1
                                BetzDearborn Inc.
                               4636 Somerton Road
                                Trevose, PA 19053



                                December 12, 1997



Board of Directors
BetzDearborn Inc.

               Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        As General Counsel of BetzDearborn Inc. (the "Company") I have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale by certain Selling Stockholders of 252,600 shares of Common Stock described in the Prospectus in the Registration Statement ("Prospectus").

        In so acting, I have examined and relied upon the original or copies, certified or otherwise identified to my satisfaction, of such corporate records, documents, certificates, and other instruments, and such factual information otherwise supplied to me as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

        On the basis of and subject to the foregoing, I am of the opinion the Common Stock, when sold pursuant to the Registration Statement and Prospectus, will, under the laws of the Commonwealth of Pennsylvania, be duly and validly issued, fully paid, and non-assessable.

        I consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the headings "Legal Matters" in the Preliminary Prospectus forming a part of the Registration Statement.

                                                   Very truly yours,

                                                   /s/ LINDA R. HANSEN
                                                   ------------------------
                                                   Linda R. Hansen
                                                   Vice President, Secretary
                                                   and General Counsel